Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Hanover Direct, Inc	MWW Group
	John Swatek	Rich Tauberman
	Chief Financial Officer	Tel: (201) 507-9500
Tel: (201) 272-3389

HANOVER DIRECT ANNOUNCES DELAY IN FILING
YEAR END AND FIRST QUARTER FINANCIAL STATEMENTS

     WEEHAWKEN, NJ, May 12, 2005 — Hanover Direct, Inc. (PINK SHEETS: HNVD) announced that the audit of the Company’s 2004 fiscal year end financial statements had not been completed and, as a consequence, the Company was not in a position to file its Annual Report on Form 10-K or its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 25, 2004 and March 26, 2005. The Company is continuing to work closely with KPMG LLP, its independent registered public accounting firm, to finalize the financial statements.

     Management believes that the year end audit will be completed within the next 30 days and it will file the Form 10-K and the Form 10-Q for the fiscal quarter ended September 25, 2004 shortly thereafter. Management intends to file the Form 10-Q for the fiscal quarter ended March 26, 2005 a few weeks following the filing of the fiscal 2004 Form 10-K.

Forward Looking Statements

     This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are merely predictions of future events, many of which are beyond management’s control.

About Hanover Direct, Inc.

     Hanover Direct, Inc. (PINK SHEETS: HNVD) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. The Company’s catalog and Internet portfolio of home fashions, apparel and gift brands include Domestications, The Company Store, Company Kids, Silhouettes, International Male, Undergear and Scandia Down. Each catalog can be accessed on the Internet individually by name. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.